EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-105706, 333-34092 and 333-157372 of The Hartford Financial Services Group, Inc. on Form S-8 of our report dated June 29, 2015, relating to the financial statements and supplemental schedule of The Hartford Investment & Savings Plan (the “Plan”) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2014.

DELOITTE & TOUCHE LLP

Hartford, Connecticut

June 29, 2015

F-49